ATMOS ENERGY CORPORATION
                          MINI-MED PLAN
               (as restated effective July 1, 1995)


                            ARTICLE I

                             Purpose

     On this _4th__ day of December, 1995, Atmos Energy

Corporation, a corporation organized and existing under the laws of the State of Texas (hereinafter the "Company"), hereby

restates the Atmos Energy Corporation Mini-Med Plan (hereinafter the "Plan"), effective as of July 1, 1995.


                       W I T N E S S E T H:

     WHEREAS, the Company wishes to provide certain of its

employees with medical and other benefits in excess of those provided by other welfare plans; and

     WHEREAS, the Company has previously maintained the Atmos

Energy Corporation Mini-Med Plan (as restated effective April 1,

1989), as amended by Amendments Nos. 1-5, to provide these

benefits, and now wishes to restate that plan;

     NOW, THEREFORE, the Company hereby agrees as follows:


                            ARTICLE II

              Definitions, Construction and Adoption

     2.1  Definitions:  Where the following words and phrases

appear in this Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the

contrary:

          (a) Code: The Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes





               reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

          (b) Company: Atmos Energy Corporation, a corporation organized and existing under the laws of the State of Texas, or its successor or successors.

          (c) Covered Person: Each Employee or former Employee who is covered by the Group Plan and who is designated as a participant by the President or Chief Executive Officer of the Company, and his dependents who are covered by the Group Plan. An Employee or former Employee may be designated as a participant in the Plan or removed from the list of those so designated at any time by the President or Chief Executive Officer. A dependent shall cease to be a Covered Person if he ceases to be an eligible dependent under, or otherwise covered by, the Group Plan or if the Employee or former Employee on whom his eligibility is based ceases to be a Covered Person. An Employee or former Employee ceases to be a Covered Person when he ceases to be covered by the Group Plan or is removed from the list of Employees designated as participants in the Plan.

          (d)  Effective Date:  July 1, 1995.

          (e)  Employee:  Any person who is receiving
               remuneration for personal services rendered to an Employer in a capacity other than that of an independent contractor.

          (f) Employer or Participating Employer: The Company and any other affiliate of the Company which adopts this Plan in accordance with the provisions of Section 2.3 hereof.

          (g)  ERISA:  Public Law No. 93-406, the Employee
               Retirement Income Security Act of 1974, as amended from time to time.

          (h)  Group Plan:  The Atmos Energy Corporation Group
               Medical/Dental Plan.

          (i) Plan: The Atmos Energy Corporation Mini-Med Plan, as set forth herein and amended from time to time.

          (j)  Plan Administrator:  The Vice President of Human
               Resources of the Company.






          (k) Plan Year: The twelve (12)-month period beginning on April 1 and ending on March 31.

     2.2  Construction:  The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular shall be deemed to include the plural, unless the

context clearly indicates to the contrary.  The words "hereof",

"herein," "hereunder" and other similar compounds of the word

"here" shall mean and refer to the entire Plan and not to any particular provision or Section.

     2.3  Adoption By Others:  Any affiliate of the Company may adopt this Plan and thereby become a Participating Employer;

provided, however, that the President or Chief Executive Officer of the Company approves such adoption.  The Company's

administrative powers under, and control of, the Plan shall not be diminished in any way by the adoption of the Plan by any other

Participating Employer.  Each Employer shall be responsible for making payments on behalf of its own Covered Persons, and no other Employer shall have such responsibility.


                           ARTICLE III

                     Eligibility and Benefits

     3.1 Benefits:  (a) The Plan will pay the expenses incurred by a Covered Person for medical and dental services and supplies described in Section 3.1(b) below to the extent that such

expenses are not paid under the Group Plan, other welfare plans or programs of any other employer or organization, individual health insurance policies, Workers' Compensation or, to the







extent permitted by law, Medicare.  The Plan is secondary payor to any other such plans.

     (b)  Specific expenses that are reimbursable under the Plan are:

         (i) Amounts not reimbursed under the Group Plan constituting payment by the Covered Person of a deductible or coinsurance payment and amounts in excess of any annual or plan maximum benefit payable under the Group Plan (regardless of whether such maximum benefit is stated in terms of a dollar maximum or a limitation on the frequency of service) or usual and customary charges;

        (ii) Reasonable transportation charges for the patient and one family member travelling together to and from the nearest place for specialized treatment of an illness covered under the Coverage Provisions of the Group Plan or in this Section 3.1(b), which specialized treatment is not available locally. Covered expenses include lodging and meals while in transit to obtain such specialized treatment. Charges will be considered only for the required length of specialized treatment. If a personal vehicle is used for transportation, reimbursement will be for actual fuel cost which would be incurred in taking the most direct route to obtain the specialized treatment;

       (iii) Expenses for services and supplies related to pre-existing conditions that would have been covered under the Group Plan or this Section 3.1(b) had such expenses not been related to any pre-existing conditions;

        (iv) Private room and board charges relating to an illness covered under the Coverage Provisions of the Group Plan or in this Section 3.1(b);

         (v) Private duty nursing expenses relating to an illness covered under the Coverage Provisions of the Group Plan or in this Section 3.1(b);

        (vi)  Routine medical examinations;

       (vii)  Routine medical care of a newborn infant;









      (viii) Medical and dental care, treatment, services or supplies in an extended care facility, hospice, convalescent nursing home, or through home health care when due to an illness or injury covered under the Coverage Provisions of the Group Plan or in this Section 3.1(b);

        (ix) Orthopedic shoes or other supportive devices for the feet;

         (x) Eye exams, eye refractions, eye glasses, and contact lenses;

        (xi) Hearing exams, hearing aids, and other special equipment for the hearing impaired;

       (xii)  Immunizations;

      (xiii) Rental or purchase, as determined by the Plan Administrator in his sole discretion, of rehabilitative equipment if prescribed by a licensed physician for rehabilitative purposes subsequent to an illness or injury covered under the Coverage Provisions of the Group Plan or in this Section 3.1(b);

       (xiv) Service and supplies for the administration of intravenous anesthesia associated with dental services;

        (xv)  Dental sealants and plaque control programs; and

       (xvi) Charges for facings, veneers, or similar material placed on molar crowns or pontics.

     (c)  The Plan will not cover expenses unless they meet the definition of a covered expense (medical or dental) under the

Group Plan or are specifically listed above.  Except as

specifically set out above, the limitations and exclusions set forth in the Group Plan shall also apply to this Plan.

     3.2  Maximum Benefit:  The maximum annual benefit for each

Covered Person is $15,000 in any calendar year.  The maximum benefit while insured under the Plan is $100,000 per Covered

Person.  Any exception to these maximum benefit levels requires the President's or Chief Executive Officer's approval.







     3.3  Eligibility:  Individuals are eligible for

reimbursement under the Plan only for expenses incurred while they are Covered Persons.


                            ARTICLE IV

                          Contributions

     4.1  Employer Contributions:  Each Employer shall be

responsible for insuring that payments to its Covered Persons are made under the Plan and shall make funds available to the Plan as necessary to permit the Plan Administrator to cause payments to be made to Covered Persons as specified in the Plan.  The Plan

Administrator shall cause reimbursements under the Plan to be made as soon as administratively feasible after the amounts

claimed are determined to be payable under the Plan.

     4.2  Employee Contributions:  Employees shall not be

required to pay any amount for coverage under the Plan.


                            ARTICLE V

                    Administration of the Plan

     5.1  Administrator:  (a)  The Plan will be administered by the Plan Administrator.

     (b)  All usual and reasonable expenses of the Plan

Administrator (including the premiums payable with respect to any bond under which the Plan Administrator may be required by law to serve) shall be paid by the Employers.  The Plan Administrator shall not receive extra compensation for his services for the

Plan.










     5.2  Claims Procedure:  The right of any person to a benefit shall be determined in accordance with this Plan.  Notice of denial of a claim for benefits under the Plan shall be stated in writing and delivered or mailed to the Covered Person.  Such notice shall set forth the specific reasons for the denial and be written in a manner that may be understood without legal or

actuarial counsel.  A Covered Person whose claim for benefits has been denied shall be given a reasonable opportunity for a review of the decision denying the claim.  The denial of a claim for benefits and/or the review of the decision denying such claim shall be the sole responsibility of the Plan Administrator and the Employee, his dependents and the Employer shall be bound by any such determinations.  In the event that a determination must be made with regard to any other plan or program in order to resolve a claim under this Plan, the administrative powers and duties with regard to that determination, or any review thereof,

shall be as specified in such other plan or program, and such determination shall be binding on the Plan Administrator in

resolving the claim under this Plan.

     5.3  Records and Reports:  The Plan Administrator shall

exercise such authority and responsibility as he deems

appropriate in order to comply with the Code, ERISA and any

governmental regulations issued thereunder relating to annual or other reports required by the Department of the Treasury or the

Department of Labor, or to produce, maintain or cause to be

produced or maintained any other records or reports required by







law to be made.

     5.4  Other Administrative Powers and Duties:  The Plan

Administrator shall have such duties and powers as may be

necessary to discharge his duties hereunder, including, but not by way of limitation, the following:

          (a) to inform Employees who are Covered Persons of procedures to be followed in filing applications for benefits;

          (b) to prepare and distribute to Employees who are Covered Persons in such manner as the Plan
               Administrator determines to be required by law or otherwise appropriate, information explaining the
               Plan;

          (c)  to receive from the Employers and the Covered
               Persons such information as shall be necessary for the proper administration of the Plan;

          (d) to furnish each Covered Person, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate; and

          (e) to appoint or employ, directly or indirectly, individuals to assist in the administration of the Plan and any other agents it deems advisable, including but not limited to a third party administrator and any legal or actuarial counsel.

The Plan Administrator shall have no power to add to, subtract from, or modify any of the terms of the Plan.  Determination of all matters regarding Plan interpretation and the manner and time of payment of any benefits hereunder shall be within the

discretion of the Plan Administrator and his determinations with respect to such matters shall be conclusive on all parties.

Notwithstanding the preceding sentence, determination of all matters regarding the interpretation of any plan or program to which the Plan is secondarily liable, or the eligibility, amount,







manner and time of payment of any benefits thereunder, and the review of any such determination, shall be within the discretion of the individual or entity with responsibility for making such determinations under that plan or program, and such

determinations shall be binding on the Plan Administrator.

     5.5  Rules and Decisions:  The Plan Administrator shall have the authority to make such rules and regulations and to take such action as may be necessary to carry out the provisions of the

Plan.  The Plan Administrator may delegate any part of his

authority and duties as he deems expedient.  All rules and

decisions of the Plan Administrator shall be uniformly and

consistently applied to all Covered Persons in similar

circumstances.  When making a decision, the Plan Administrator shall be entitled to rely upon information furnished by a Covered

Person, the Employers, the legal counsel of an Employer, and/or the party responsible for making binding determinations under any other plan or program to which the Plan is secondarily liable.

     5.6  Application and Forms for Benefits:  The Plan

Administrator, either directly or indirectly, may require a

Covered Person to complete and file an application for benefits and other forms as deemed appropriate by the Plan Administrator,

and to furnish all pertinent information requested.  The Plan

Administrator may rely upon all information so furnished him,

including the Covered Person's current mailing address.  All claims under the Plan should be filed as directed by the Plan

Administrator using the claim forms provided.  The only expense







which need not be filed as directed by the Plan Administrator is the fee for the required annual Executive Physical Examination,

which is to be billed directly to the Human Resources Department of the Company.

     5.7  Indemnification:  The Employers shall indemnify and

hold the Plan Administrator harmless against all loss, cost,

expenses or damages, including attorney's fees and court costs:

(a) occasioned by an act or omission to act in connection with the responsibility of the Plan Administrator for the

administration of this Plan; or (b) arising under or by virtue of the provisions of Part 4, Subtitle B, Title I of ERISA; provided,

however, that the Employers shall not indemnify and hold harmless the Plan Administrator against any loss, cost, expense or damages occasioned by his gross negligence or willful misconduct.


                            ARTICLE VI

                     Amendment or Termination

     6.1  Amendment:  The Plan may be amended by the Company at any time and from time to time.

     6.2  Termination:  The Plan is intended at this time to be permanent.  However, the Plan may be terminated at any time by the Company.
















                           ARTICLE VII

                          Miscellaneous

     7.1  Benefits and/or Premiums Payable Solely From General

Assets:  Nothing herein shall be construed to require the Company or the Plan Administrator to maintain any fund or segregate any amount for the benefit of any Covered Person, and no Covered

Person or other person shall have any claim against, right to, or security or other interest in, any fund, account or asset of the

Company from which any premium or benefit payment may be made.

     7.2  Non-Assignability of Rights:  The right of any Covered

Person to receive any benefit or payment under the Plan is not in any way subject to the debts or other obligations of the Covered

Person or any other person and may not be voluntarily or

involuntarily sold, transferred or assigned, and any attempt to cause such right to be so subjected, sold, transferred, assigned or otherwise alienated shall be null and void.

     7.3  No Guarantee of Tax Consequences:  Neither the Plan

Administrator nor the Company makes any commitment or guarantee that any amounts paid to or for a Covered Person under this Plan will be excludible from the Covered Person's gross income for federal or state income tax purposes, or that any other federal or state tax treatment will apply to or be available to any

Covered Person.

     7.4  Applicable Law:  This Plan, as amended from time to

time, shall be administered, construed and enforced according to federal law, and, to the extent applicable, the laws of the State







of Texas, and any related litigation shall be prosecuted in the federal or state courts in Texas.

     7.5  Employment Rights:  The employment rights of a Covered

Person shall not be deemed to be enlarged or diminished by reason of the establishment of this Plan, nor shall any provision of this Plan be deemed to confer any right upon any Covered Person to be retained in the service of any Employer.

     7.6  Terms Legally Enforceable:  The terms of the Plan,

including those relating to coverage and benefits, are legally enforceable.

     7.7  Exclusive Benefit:  The Plan shall be maintained

exclusively for the benefit of the Employees and former Employees of the Employers and their dependents.

     7.8  Health Care Continuation Requirements:  Covered Persons

shall be entitled to elect continuation of medical care coverage under the Plan as required by Section 4980B of the Code.

     IN WITNESS WHEREOF, and as conclusive evidence of the

adoption of the above restatement of the Atmos Energy Corporation

Mini-Med Plan, the Company has caused its corporate seal to be affixed hereto and these presents to be duly executed in its name and on its behalf by its proper officers thereunto authorized this _4th_ day of December, 1995, to be effective as of July 1,

1995.


                              ATMOS ENERGY CORPORATION


                              By:_/s/Robert F. Stephens________
                                   Robert F. Stephens,
                                   President and Chief Operating
                                   Officer